Exhibit 5.4

[LETTERHEAD OF TITUS BRUECKNER & LEVINE PLC]

May 15, 2015

TRI Pointe Homes, Inc.

19540 Jamboree Road, Suite 300

Irvine, California 92612

Re:	TRI Pointe Homes, Inc., Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Arizona corporate counsel to the entities listed on Schedule A attached hereto (each, a “Maracay Entity” and collectively, the “Maracay Entities”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of TRI Pointe Homes, Inc., a Delaware corporation (the “Company”), and certain direct and indirect wholly-owned subsidiaries of the Company listed as co-registrants thereto, including the Maracay Entities (collectively, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of (a) up to $450,000,000 principal amount of the Company’s 4.375% Senior Notes due 2019 (the “New 2019 Notes”), and the related guarantees of the Company’s payment obligations under the New 2019 Notes, in exchange for a like principal amount of the Company’s outstanding 4.375% Senior Notes due 2019 (the “Outstanding 2019 Notes” and, together with the New 2019 Notes, collectively, the “2019 Notes”), and the related guarantees of the Company’s payment obligations under the Outstanding 2019 Notes, and (b) up to $450,000,000 principal amount of the Company’s 5.875% Senior Notes due 2024 (the “New 2024 Notes” and, together with the New 2019 Notes, collectively, the “New Notes”), and the related guarantees of the Company’s payment obligations under the New 2024 Notes, in exchange for a like principal amount of the Company’s outstanding 5.875% Senior Notes due 2024 (the “Outstanding 2024 Notes” and, together with the New 2024 Notes, collectively, the “2024 Notes” and, together with the Outstanding 2019 Notes, collectively, the “Outstanding Notes”), and the related guarantees of the Company’s payment obligations under the Outstanding 2024 Notes.

In connection with this opinion, we have reviewed copies of the following documents and have made no other investigation or inquiry except as set forth herein:

(a) Indenture relating to the 2019 Notes dated as of June 13, 2014 (the “2019 Indenture”), with U.S. Bank National Association (“U.S. Bank”), and Indenture relating to the 2024 Notes dated as of June 13, 2014 (the “2024 Indenture,” and, together with the 2019 Indenture, the “Indentures”), with U.S. Bank;

(b) Second Supplemental Indenture relating to the 2019 Notes dated as of July 7, 2014 (the “2019 Supplemental Indenture”), and Second Supplemental Indenture relating to the 2024 Notes dated as of July 7, 2014 (the “2024 Supplemental Indenture” and, together with the 2019 Supplemental Indenture, the “Supplemental Indentures”), each executed by the Company, the Maracay Entities and the other parties thereto;

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May 15, 2015

(c) Notation of Guaranty relating to the New 2019 Notes to be executed by the Maracay Entities (the “2019 Notation of Guaranty”) and the Notation of Guaranty relating to the New 2024 Notes to be executed by the Maracay Entities (the “2024 Notation of Guaranty” and, together with the 2019 Notation of Guaranty, the “Guarantees”);

(d) The Articles of Organization and Operating Agreement of each of the Maracay Entities, each as amended through the date hereof, all as certified to us by the Secretary of the Maracay Entities, Bradley W. Blank, pursuant to the Secretary’s Certificate described below (collectively, the “Organizational Documents”);

(e) Certificate of the Sole Member and Manager of each of the Maracay Entities dated May 15, 2015, attached hereto as Exhibit A;

(f) Resolution of the sole Member and Manager of each of the Maracay Entities dated April 15, 2015;

(g) Certificates of Good Standing for each of the Maracay Entities dated May 13, 2015, each issued by the Arizona Corporation Commission; and

(h) Secretary’s Certificate dated May 15, 2015.

The documents described in the foregoing clauses (a) through (g) are collectively referred to as the “Opinion Documents” herein.

In our review of the Opinion Documents, we have assumed, without independent verification, and with the understanding that we are under no duty to inquire or investigate, the following matters:

(a) The genuineness of all signatures;

(b) The legal capacity and competency of all natural persons;

(c) The authenticity of any originals of the documents submitted to us;

(d) The conformity to authentic originals of any documents submitted to us as copies;

(e) As to matters of fact, the truthfulness and accuracy of any representations, statements and warranties made in the Opinion Documents and any other document described herein and in certificates of public officials and officers of all parties;

(f) That each of the Opinion Documents and any other document described herein is the legal, valid and binding obligation of each party thereto, other than the Maracay Entities, as applicable, and that each of the Opinion Documents and any other document described herein is enforceable against each such party in accordance with its terms;

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May 15, 2015

(g) That every party to the Opinion Documents and any other document described herein, other than the Maracay Entities, as applicable, is duly organized and validly existing under the laws of the jurisdiction of its organization;

(h) That every party to the Opinion Documents and any other document described herein, other than the Maracay Entities, as applicable, has the power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized by all necessary action (corporate or otherwise), executed and delivered, each of the Opinion Documents or any other document described herein to which it is a party;

(i) That the execution, delivery and performance of the Opinion Documents and any other document described herein by every party thereto, other than the Maracay Entities, as applicable, does not contravene each such party’s respective organizational documents;

(j) That the execution, delivery and performance of the Opinion Documents and any other document described herein by every party thereto, other than the Maracay Entities, as applicable, does not (i) violate any law, rule or regulation applicable to each such party, or (ii) result in any conflict with or breach of any agreement or document binding on each such party;

(k) That no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any party, other than the Maracay Entities, as applicable, of the Opinion Documents or any other document described herein, and if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect; and

(l) That the Opinion Documents and any other document described herein accurately and completely describe and contain the parties’ mutual intent, understanding, and business purposes, and that there are no oral or written statements, agreements, understandings, or negotiations that directly or indirectly modify, define, amend, supplement, or vary, or purport to modify, define, amend, supplement, or vary, any of the terms of the Opinion Documents or any other document described herein or any of the parties’ rights or obligations thereunder, by waiver or otherwise.

(m) In the event that the laws of states other than Arizona are designated as the laws governing any document described herein, we express no opinion as to whether those provisions are enforceable and we express no opinion regarding such laws. We further advise you that the internal laws of states other than Arizona may not be the same as the laws of the State of Arizona. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than the laws of the State of Arizona are applicable to the subject matter hereof.

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May 15, 2015

(n) In rendering the opinions relating to violations of Arizona laws applicable to the Maracay Entities, such opinion is limited to such laws having the force of law that in our experience are typically applicable to a transaction of the nature contemplated herein.

(o) With respect to the Opinion Documents and any other document described herein, we have assumed that each natural person executing any such documents is legally competent to do so.

(p) We represent only the Maracay Entities and none of the other parties to the Opinion Documents and any other document described herein and offer no opinion concerning any issues related to such documents as they relate to the other parties or the effectiveness of such documents due to the action or inaction of such other parties.

(q) We have assumed that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the Opinion Documents and any other document described herein.

(r) We have assumed that the conduct of the parties to the Opinion Documents and any other document described herein has complied with any requirement of good faith, fair dealing and conscionability.

(s) We have assumed that each of the Opinion Documents and any other document described herein accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder and there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of such documents.

(t) In basing certain of the opinions and other matters set forth herein on “our knowledge,” the words “our knowledge” signify that, in the course of our representation of the Maracay Entities in matters with respect to which we have been engaged as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters and we render no opinion on matters other than those set forth herein. The opinions set forth herein are expressly so limited. The words “our knowledge” and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked on matters on behalf of the Maracay Entities.

We have not independently established the validity of the foregoing assumptions.

TRI Pointe Homes, Inc.

May 15, 2015

Based upon the foregoing and upon such other investigation as we have deemed necessary, and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. With respect to the Guarantees, when the New Notes are executed and authenticated in accordance with the provisions of the Indentures and issued and delivered in exchange for the Outstanding Notes in the manner described in the Registration Statement, and when the Guarantees are executed and delivered substantially in the form examined by us, the Guarantees will constitute the valid and binding obligation of the Maracay Entities.

2. Each of the Maracay Entities is validly existing and in good standing as a limited liability company under the laws of the State of Arizona with power to authorize, execute and deliver the Guarantees and to perform its obligations thereunder.

3. The Guarantees have been duly authorized by all necessary company action on the part of each of the Maracay Entities.

4. The authorization, execution and delivery by the Maracay Entities of the Guarantees do not, and the performance by the Maracay Entities of their respective obligations thereunder will not: (a) to our knowledge, result in a violation of any present law, regulation, statute or judicial order or decree of any governmental agency or authority of the jurisdiction of Arizona; or, (b) result in a violation of the respective Organizational Documents of each of the Maracay Entities.

5. The Guarantees executed by the Maracay Entities do not require any consent or filing with any Arizona governmental authority or Arizona regulatory body to make valid and legally binding the execution and delivery by the Maracay Entities of the Guarantees and the performance of their obligations thereunder; provided, however, our opinion in this paragraph 5: (a) does not apply to any consents or filing that may be required under any federal or state securities laws in connection with the offer and sale of securities and the performance under the Opinion Documents and any other document described herein; and (b) is limited to those Arizona governmental authorities or Arizona regulatory bodies of general application to business entities.

Our opinions expressed above are subject to the following qualifications and limitations:

(a) We express no opinion as to the validity and the enforceability of Guarantees as to parties other than the Maracay Entities and we understand you are relying on the opinion of other counsel with respect to such validity and enforceability of Guarantees as to parties other than the Maracay Entities.

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May 15, 2015

(b) Our opinions are subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers); and, (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(c) Our opinions are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(d) We are qualified to practice law in the State of Arizona, and we do not propose to be experts on, or to express any opinion concerning, any law other than the law of the State of Arizona. Our opinions are limited to the laws of the State of Arizona, as applicable, and currently in effect, and we do not express any opinion herein concerning any other law.

(e) Without limiting the generality of any other qualifications and limitations set forth in this opinion letter, we express no opinion concerning any issue arising under any of the following types of laws: federal or state securities or “blue sky” laws and regulations (including the Trust Indenture Act of 1939, as amended, and qualification of the Indenture (or any other documents referenced herein) thereunder or the Investment Company Act of 1940, as amended); tax laws, including any provisions relating to the Employee Retirement Income Security Act of 1974, as amended or re-codified from time to time; patent, trademark, copyright or other laws relating to intellectual property rights; regulations concerning advance filing requirements; laws relating to compliance by parties, other than the Maracay Entities, with fiduciary duty requirements generally applicable to this transaction; laws relating to fraudulent conveyance or transfers; anti-trust laws; unfair competition matters; environmental laws; local laws and ordinances (including statutes, administrative decisions, and rules and regulations of county, municipal, and political subdivisions) and tax good standing.

(f) Any matter stated in general terms herein shall be limited by any less general or any more specific statement on such matter as may also be contained herein.

(g) All parties to the Opinion Documents and any other document described herein will enforce their respective rights thereunder in circumstances and in a manner which are commercially reasonable and in accordance with applicable law.

(h) This opinion is limited to laws in force and facts existing on the date hereof.

(i) Furthermore, in addition to the qualifications and limitations set forth herein, the enforceability of the Opinion Documents and any other document described herein is also subject to the effects of certain other laws and legal or equitable principles of the State of Arizona which may limit or render ineffective certain provisions of such documents, and thus we express no opinion as to the enforceability or effect of: (i) provisions relating to waivers of venue rights or rights to a trial by jury; (ii) provisions relating to submissions or consent to jurisdiction; (iii) those portions of indemnification provisions which purport by their terms to survive for

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indeterminate time periods; (iv) provisions that relate to the effect of any delay or omission of enforcement of rights or remedies; (v) provisions that purport to waive, release, or restrict access to legal or equitable rights, remedies, defenses, or benefits that cannot be so limited under applicable law (including the waiver of rights under any bankruptcy laws); (vi) provisions that purport to require waivers or amendments to be in writing or signed by all parties; (vii) provisions that relate to severability of any material invalid provision; (viii) provisions that relate to choice of law; (ix) disclaimers, liability limitations with respect to third parties, releases, legal or equitable discharge of defenses, liquidated damages provisions, provisions purporting to waive the benefit of statutory or common law rights, or provisions releasing a party from, indemnifying a party against, or requiring contribution toward, liability for its own wrongful, negligent or unlawful acts or where indemnification or contribution is contrary to public policy; (x) provisions relating to designating an agent for service of process and service of process by mail; (xi) whether any particular remedy is available under the Opinion Documents or any other document described herein as set forth therein; and (xii) whether every provision of the Opinion Documents and any other document described herein as set forth therein will be upheld or enforced in any or each circumstance by a court.

(j) We express no opinion as to the applicability or effect of any usury laws and have assumed that the obligations guaranteed by the Guarantees comply with applicable usury laws.

(k) We have assumed that each of the Maracay Entities is solvent, has assets which fairly valued exceed its obligations, liabilities and debts, and has the ability and resources to satisfy its obligations, liabilities and debts as they become due.

(l) We have not participated in the drafting or negotiation of any of the Opinion Documents or any other document described herein, and we express no opinion as to whether any disclosures in such documents accurately reflect the terms of the contemplated transaction or any other documents or instruments.

This opinion letter is rendered only to the addresses of this opinion letter in connection with the transactions contemplated hereby. We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. We further consent to the reliance on this opinion by Gibson, Dunn & Crutcher LLP for the sole purpose of delivering its opinion to be filed as Exhibit 5.1 to the Registration Statement, as to the enforceability of the Indentures and the New Notes; provided, however, we express no opinion as to the enforceability of the Indentures or the New Notes or any other Opinion Document except for the Guarantees. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

TRI Pointe Homes, Inc.

May 15, 2015

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise any party of, or update, revise or supplement this opinion letter as a result of, any development or circumstance of any kind that may occur after the date of this opinion letter that might affect the opinions expressed herein, including, without limitation, any change of law or fact. We do not render any opinion with respect to any matters other than those expressly set forth herein.

Very truly yours,

/s/ TITUS BRUECKNER & LEVINE PLC

SCHEDULE A

LIST OF MARACAY ENTITIES

Maracay Homes, L.L.C.

Maracay 91, L.L.C.

Maracay Bridges, LLC

Maracay Thunderbird, L.L.C.

Maracay VR, LLC

EXHIBIT A

CERTIFICATE OF THE SOLE MEMBER AND MANAGER OF EACH OF THE MARACAY

ENTITIES

[omitted]